Exhibit 99.3

Consent of Director Nominee of Professional Diversity Network, Inc.

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named as a nominee to the board of directors of Professional Diversity Network, Inc. in the Registration Statement on Form S-1 filed by Professional Diversity Network, LLC. with the Securities and Exchange Commission (File No. 333-              ) under the Securities Act of 1933, as amended.

/s/ Daniel Marovitz
(signature)

Name: Daniel Marovitz
(print)

Date: March 9, 2012